EXHIBIT 99.1

                    INDEX TO PRO FORMA FINANCIAL STATEMENTS


                                                                           Page

Pro Forma Financial Statements

Section A:     Pro forma consolidated financial statements of HFS
               for the Acquisition of Avis as of and for the six months ended June 30, 1996 and for the year ended
               December 31, 1995.

Section B:     Pro forma consolidated financial information of HFS
               excluding the Acquisition of Avis as of and for the six months ended June 30, 1996 and for the year ended
               December 31, 1995.

                                   SECTION A
                        HFS Incorporated and Subsidiaries
                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                          FOR THE ACQUISITION OF AVIS


     The pro forma consolidated balance sheet as of June 30, 1996 is presented as if the acquisition of Avis, Inc. ("Avis") and issuance of Company common stock (the "Avis Offering") as partial consideration for Avis occurred on June 30, 1996. The Company intends to undertake an initial public offering of a majority interest in the corporation which owns all company-owned Avis car rental locations (the "Operating Company") in 1997 and to enter into franchise, information technology and other agreements to provide services to the Operating Company based on terms to be determined. Accordingly, the pro forma financial statements reflect the acquired net assets and results of operations of the Avis rental car operating subsidiary intended to be sold as "Investment in car rental operating company" and "other revenue", respectively.

     The pro forma statements of operations for the year ended December 31, 1995 and the six months ended June 30, 1996 are presented as if the acquisition of Avis had occurred on January 1, 1995 and reflects the consolidation of such transactions and the pro forma financial results of HFS prior to the Avis acquisition.

     The acquisitions have been or will be accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been or will be recorded at their estimated fair values which are subject to further refinement, including appraisals and other analyses, with appropriate recognition given to the effect of current interest rates and income taxes. Management does not expect that the final allocation of the purchase price for the above acquisitions will differ materially from the preliminary allocations.

     The pro forma consolidated financial statements do not purport to present the financial position or results of operations of the Company had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The pro forma consolidated statements of operations do not reflect cost savings and revenue enhancements that management believes may be realized following the acquisitions. These savings are expected to be realized primarily through the restructuring of franchise services of the acquired companies as well as revenue enhancements expected through leveraging of the Company's preferred vendor programs. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that actually will be realized.

     The pro forma consolidated financial statements are based on certain assumptions and adjustments described in the Notes to Pro Forma Consolidated Balance Sheet and Statements of Operations and should be read in conjunction therewith and with the consolidated financial statements and related notes of the Company included in its 1995 Annual Report on Form 10-K and in its June 30, 1996 Quarterly Report on Form 10-Q, as amended and the financial statements and related notes of the acquired or to be acquired companies included elsewhere herein or previously filed in Current Reports on Form 8-K.

                                   SECTION A
                        HFS Incorporated and Subsidiaries
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               As of June 30, 1996
                                 (In thousands)

                                                  Historical
                                        ----------------------------
                                                          Avis (1)      Pro Forma         Pro Forma for
                                              HFS      As Adjusted     Adjustment (A)   Avis Acquisition
                                        ----------------------------------------------------------------
Assets
Current assets
   Cash and cash equivalents ........   $   387,837    $      --    $ (367,200)         $    20,637
   Royalty accounts and notes
     receivable, net ................        82,765          636             --              83,401
   Relocation receivables ...........       113,075           --             --             113,075
   Marketing and reservation
     receivables, net ...............        43,351           --             --              43,351
   Other current assets .............        32,337          779             --              33,116
   Deferred income taxes ............        36,456           --             --              36,456
                                        -----------    ---------     ----------         -----------
Total current assets ................       695,821        1,415       (367,200)            330,036

Property and equipment-net ..........        99,411       34,024         57,976             191,411
Franchise agreements-net ............       599,631           --             --             599,631
Excess of cost over fair value of
   net assets acquired-net ..........     1,316,146           --             --           1,316,146
Intangible assets-Avis ..............            --      503,037        299,633             802,670
Investment in car rental
   operating company, net............            --       12,257         62,743              75,000
Deferred income taxes-net ...........            --       28,033        (28,033)                 --
                                                                          5,200               5,200
Other assets ........................        78,609       59,614         (9,614)            128,609
                                        -----------   ----------     ----------         -----------
Total ...............................   $ 2,789,618   $  638,380     $   20,705         $ 3,448,703
                                        ===========   ==========     ==========         ===========

Liabilities and Stockholders' Equity
Current Liabilities
   Accounts payable and other
     accrued liabilities ............   $   172,064   $  201,785      $      --         $   373,849
   Income taxes payable .............        62,421           --             --              62,421
   Accrued acquisition obligations ..        32,002           --         18,000              50,002
   Current portion of long-term debt         29,562           --        100,900             130,462
                                        -----------  -----------   ------------         -----------
Total current liabilities ...........       296,049      201,785        118,900             616,734

Long-term debt ......................       540,530           --             --             540,530

Other non-current liabilities .......        30,894           --             --              30,894
Deferred income taxes ...............        85,400           --             --              85,400
Preferred Stock - Avis ..............            --       72,412        (72,412)                 --
Redeemable portion of common
    stock - ESOP ....................            --      295,465       (295,465)                 --
Unearned compensation-ESOP ..........            --     (261,702)       261,702                  --
Stockholders' Equity
   Participating convertible
     preferred stock ................            --      132,000       (132,000)                 --
   Common stock .....................         1,232          290           (244)              1,278
   Additional paid-in capital .......     1,690,347      217,445        120,909           2,028,701
   Retained earnings ................       145,166       79,120        (79,120)            145,166
   Treasury stock ...................            --     (102,269)       102,269                  --
   Foreign currency equity adjustment            --        3,834         (3,834)                 --
                                        -----------  -----------    -----------         -----------
Total stockholders' equity ..........     1,836,745      330,420          7,980           2,175,145
                                        -----------  -----------    -----------         -----------
Total ...............................   $ 2,789,618  $   638,380    $    20,705         $ 3,448,703
                                        ===========  ===========    ===========         ===========
------------
(1) See Consolidated Historical Balance Sheet of Avis, Inc. as adjusted  as of May 31, 1996.

See notes to pro forma consolidated balance sheet and statements of operations.

                                   SECTION A
                        HFS Incorporated and Subsidiaries
                      CONSOLIDATED HISTORICAL BALANCE SHEET
                              OF AVIS, INC. AS ADJUSTED
                               As of May 31, 1996
                                 (In thousands)

                                            Historical          Reclassification        Avis,
                                              Avis                  Adjustment        As Adjusted
                                            -----------------------------------------------------
Assets
Current Assets
   Cash and cash equivalents ........      $    75,122          $   (75,122)             $      --
   Royalty accounts and notes
     receivable, net ................          152,224             (151,588)                   636
   Vehicles, net ....................        2,330,630           (2,330,630)                    --
   Due from affiliated company ......           44,098              (44,098)                    --
   Other current assets .............           45,755              (44,976)                   779
   Deferred income taxes ............               --                   --                     --
                                           -----------           -----------             ---------
Total current assets ................        2,647,829           (2,646,414)                 1,415

Property and equipment-net ..........          150,538             (116,514)                34,024
Franchise agreements-net ............               --
Excess of cost over fair value of
   net assets acquired-net ..........               --
Intangible assets-Avis ..............          503,037                   --                503,037
Investment in car rental
    operating company, net...........               --               12,257                 12,257
Deferred income taxes ...............               --               28,033                 28,033
Other assets ........................          165,881             (106,267)                59,614
                                           -----------          -----------            -----------
Total ...............................      $ 3,467,285          $(2,828,905)           $   638,380
                                           ===========          ===========            ===========

Liabilities and Stockholders' Equity

Accounts Payable and other .......         $   400,814          $  (199,029)           $   201,785
                                           -----------          -----------            -----------

Long-term debt ......................        2,262,223           (2,262,223)                     --
Public liability and property damage           208,692             (208,692)                     --
Due to affiliated company ...........          122,002             (122,002)                     --

Other non-current liabilities
   Deferred income taxes ............           36,959              (36,959)                     --
   Preferred stock - Avis     .......           72,412                   --                  72,412
   Redeemable portion of common
     stock - ESOP ...................          295,465                   --                 295,465
   Unearned compenstion-ESOP ........         (261,702)                  --                (261,702)
Stockholders' Equity
   Participating convertible
     preferred stock ................          132,000                   --                 132,000
   Common stock .....................              290                   --                     290
   Additional paid-in capital .......          217,445                   --                 217,445
   Retained earnings ................           79,120                   --                  79,120
   Treasury stock ...................         (102,269)                  --                (102,269)
   Foreign currency equity adjustment            3,834                   --                   3,834
                                           -----------          -----------             -----------
Total stockholders' Equity ..........          330,420                   --                 330,420
                                           -----------          -----------             -----------
Total ...............................      $ 3,467,285          $(2,828,905)            $   638,380
                                           ===========          ===========             ===========
____________

Note:  The  reclassification  adjustment  made to the historical  balance sheet of Avis, Inc. is to present the historical net assets of the car rental operations as "investment in car rental operating company - net".

See notes to pro forma consolidated balance sheet and statements of operations.

                                   SECTION A
                        HFS Incorporated and Subsidiaries
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1995
                    (In thousands, except per share amounts)

                                          Historical
                             Pro Forma     Avis, (1)     Pro Forma          Pro Forma for
                                HFS       As Adjusted   Adjustments         Avis Acquisition
                             ---------------------------------------------------------------
Revenue
   Franchise ..........      $ 583,485     $      --    $  87,393   (B)     $ 670,878
   Relocation services          90,584            --           --              90,584
   Other ..............         89,232        21,608           --             110,840
   Equity in loss of car
     rental operating company       --            --       (5,272)  (B)        (5,272)
                              --------      --------     --------            --------
     Total revenue ....        763,301        21,608       82,121             867,030
                              ========      ========     ========            ========
Expenses
   Marketing and
     reservation ......        164,961            --           --              164,961
   Selling, general and
     administrative ...        186,262         7,205           --             193,467
   Ramada license fee .         18,911            --           --              18,911
   Depreciation and
     amortization .....         65,919        19,683       15,820   (C)       101,422
   Interest ...........         34,315           461           --              34,776
   Relocation .........         71,103            --           --              71,103
   Other ..............         17,593           410           --              18,003
                              --------       -------     --------            --------
     Total expenses ...        559,064        27,759       15,820             602,643
                              --------       -------     --------            --------
Income (loss) before
   income taxes .......        204,237        (6,151)      66,301             264,387
Provision for
   income taxes .......         83,910         4,100       25,676   (D)       113,686
                             ---------     ---------    ---------           ---------
Net income (loss)......      $ 120,327     $ (10,251)   $  40,625           $ 150,701
                             =========     =========    =========           =========

Per Share Information
    (primary)
   Net income .........      $    0.96                        --            $     1.10
                             =========                                      ==========
   Weighted average
     common and
     common equivalent
     shares outstanding        130,476                     10,690    (E)       141,166
                               =======                   ========              =======

Per Share Information
    (fully diluted)
   Net income .........      $    0.94                         --            $    1.09
                             =========                                       =========
   Weighted average
     common and
     common equivalent
     shares outstanding        132,313                     10,690    (E)       143,003
                               =======                   ========              =======
_______________

Note:Certain reclassifications have been made to the historical results of acquired companies to conform with the Company's classification.

(1)  The historical financial statements of operations of Avis, as adjusted, has been adjusted to include the historical results of Avis operations intended to be retained by the  Company  and the  operating  results of the car rental operating company, which are  included in "Other Revenue". See Historical
     Consolidated Statement of  Operations,  as adjusted of Avis, Inc. for the year ended  February 29, 1996.

See notes to pro forma consolidated balance sheet and statement of operations.

                                   SECTION A
                        HFS Incorporated and Subsidiaries
                 HISTORICAL CONSOLIDATED STATEMENT OF OPERATIONS
                            OF AVIS, INC. AS ADJUSTED
                      For the Year Ended February 29, 1996
                                 (In thousands)


                                                                                            Adjustments
                                                                              ---------------------------------
                                                                                                     Rental Car             Avis
                                                               Historical     Reclassifications      Subsidiary         As Adjusted
                                                               --------------------------------------------------------------------
Revenue ..............................................        $ 1,716,677        $   (21,608)        $(1,695,069)        $       --
Service fees..........................................                 --             21,608                  --             21,608
                                                              -----------        -----------         -----------         ----------
Net revenues..........................................        $ 1,716,677        $        --         $(1,695,069)        $   21,608
                                                              -----------        -----------         -----------         ----------
Expenses:
   Selling, general & administrative .................          1,119,888            (16,865)         (1,095,818)             7,205
   Depreciation & amortization .......................            411,796             16,404            (408,517)            19,683
   Interest ..........................................            149,534                461            (149,534)               461
   Other .............................................                410                 --                  --                410
                                                              -----------        -----------         -----------         ----------
     Total expenses ..................................          1,681,628                 --          (1,653,869)            27,759
                                                              -----------        -----------         -----------         ----------

Income (loss) before income taxes ....................             35,049                 --             (41,200)            (6,151)
Provision for income taxes ...........................             23,977                 --             (19,877)             4,100
                                                              -----------        -----------         -----------         ----------
Net income (loss).....................................        $    11,072        $        --         $   (21,323)        $  (10,251)
                                                              ===========        ===========         ===========         ==========


_______________


NOTE: The reclassification adjustment made to the historical consolidated statement of income of Avis, Inc. is to present information technology services as "Service fees". The elimination of the car rental operating company is presented as a result of HFS' plan to undertake an initial public offering of a majority interest of 75 percent in the corporation which owns all company-owned Avis car rental operations (the "IPO Company"). HFS intends to substantially replace results of car rental operations with license fees from the IPO Company.


See notes to pro forma consolidated balance sheet and statements of operations.

                                   SECTION A
                        HFS Incorporated and Subsidiaries
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Six Months Ended June 30, 1996
                    (In thousands, except per share amounts)


                                       Historical
                           Pro forma   Avis, (1)     Pro Forma        Pro Forma for
                              HFS     As Adjusted   Adjustments     Avis Acquisition
                          ---------------------------------------   ----------------

Revenue
   Franchise ..........   $ 287,295   $      --     $  47,644    (B)      $ 334,939
   Owned brokerage ....          --          --            --                    --
   Relocation .........      50,057          --            --                50,057
   Other ..............      54,614      15,682        (1,500)   (B)         68,796
   Equity in loss on car
     rental operating
     company...........                                (3,680)   (B)         (3,680)
                           --------    --------     ---------             ---------
     Total revenue ....     391,966      15,682        42,464               450,112
                           --------    --------     ---------             ---------
Expenses
   Marketing and
     reservation ......      76,625          --            --                76,625
   Selling, general
     & administrative .      85,422       3,703            --                89,125
   Ramada license fee .      10,045          --            --                10,045
   Owned brokerage ....          --          --            --                    --
   Depreciation and
     amortization .....      37,977       9,905         7,846    (C)          55,728
   Interest ...........      15,935         251            --                 16,186
   Relocation .........      38,355          --            --                 38,355
   Other ..............       8,168          18            --                  8,186
                           --------     -------      --------               --------
     Total expenses ...     272,527      13,877         7,846                294,250
                           --------     -------      --------               --------
Income before
   income taxes .......     119,439       1,805        34,618                155,862
Provision for
   income taxes .......      48,253          53        18,715    (D)          67,021
                          ---------   ---------     ---------              ---------
Net income ............   $  71,186   $   1,752    $   15,903              $  88,841
                          =========   =========     =========              =========

Per Share Information
    (primary)
   Net income .........   $    0.54                                        $    0.62
                          =========                                        =========

Weighted average common
  and common equivalent
  shares outstanding        136,165                     9,677    (E)         145,842
                            =======                    =======             =========

Per Share Information
    (fully diluted)
   Net income .........   $    0.54                                        $    0.62
                          =========                                        =========

Weighted average common
  and common equivalent
  shares outstanding         137,211                    9,677    (E)         146,888
                             =======                    ======               =======
_______________

Note:Certain reclassifications have been made to the historical results of acquired companies to conform with the Company's classification.

(1)  The historical financial statement of operations of Avis, as adjusted,  has been adjusted to include the historical results of operations intended to be retained by the Company and the operating results of the car rental operating company, which are included in "Other Revenue".  See  Historical  Consolidated
     Statement of Operations of Avis, Inc. as adjusted, for the six months ended May 31, 1996.


See notes to pro forma consolidated balance sheet and statements of operations.

                                    SECTION A
                       HFS Incorporated and Subsidiaries
                 HISTORICAL CONSOLIDATED STATEMENT OF OPERATIONS
                            OF AVIS, INC. AS ADJUSTED
                      For the Six Months Ended May 31, 1996
                                 (In thousands)


                                                                      Adjustments
                                                          ----------------------------------
                                                                                  Rental Car          Avis
                                        Historical (1)    Reclassifications      Subsidiary      As Adjusted
                                        --------------------------------------------------------------------


Revenue ............................      $ 918,698          $(15,682)           $(903,016)        $      --
Service fees........................             --            15,682                   --            15,682
                                          ---------          --------            ---------         ---------
     Net Revenues                           918,698                --             (903,016)           15,682
                                          ---------          --------            ---------         ---------

Expenses:
   Selling, general & administrative        624,543            (9,168)            (611,672)            3,703
   Depreciation & amortization .....        199,924             8,917             (198,936)            9,905
   Interest ........................         76,013               251              (76,013)              251
   Other ...........................             18                --                   --                18
                                          ---------           -------            ---------          --------
     Total expenses ................        900,498                --             (886,621)           13,877
                                          ---------           -------            ---------          --------

Income before income taxes .........         18,200                --              (16,395)            1,805
Provision for income taxes .........          8,883                --               (8,830)               53
                                          ---------          --------            ---------          --------
Net income .........................      $   9,317          $     --            $  (7,565)        $   1,752
                                          =========          ========            =========         =========

_______________

(1) The historical financial statements of Avis, Inc. are for the six months ended May 31, 1996. The three months ended February 29, 1996 are included in the six months ended May 31, 1996 and the year ended February 29, 1996.
     Revenue and net loss for the three months ended February 29, 1996 are $421.7 million and $9.7 million, respectively.


See notes to pro forma consolidated balance sheet and statements of operations.

                                   SECTION A
                        HFS Incorporated and Subsidiaries
                NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                            STATEMENTS OF OPERATIONS


A.   Acquisition of Avis:

     At the time HFS announced its acquisition of Avis, it developed and announced a plan (the "Plan") as follows:

     1. Retain certain assets acquired, including the reservation system, franchise agreements, trademarks and tradenames and certain liabilities.

     2. Segregate the assets used in the car rental operations in a separate subsidiary ("Car Rental Operating Company") and to dispose of approximately 75% interest in Car Rental Operating Company within one year through an initial public offering (IPO) of Car Rental Operating Company.

     3. Enter into a license agreement with Car Rental Operating company for use of the trademarks and tradename and other franchise services.

     Based on the Plan, the purchase price for Avis has been allocated to the assets and liabilities acquired by HFS, including its investment in Car Rental Operating Company based on their estimated fair values. The amount allocated to Car Rental Operating company was based on the estimated valuation of the Car Rental Operating Company including the effect of royalty, reservation and information technology agreements with HFS. Under the plan, Car Rental Operating Company will sell approximately 75% interest at an assumed price of $225 million, thereby diluting HFS' interest to 25%. All of the proceeds from the IPO will be retained by Car Rental Operating Company. Pro forma adjustments consist of the elimination of certain acquired assets and assumed liabilities, net of the fair value ascribed to such assets and liabilities.


     The Company acquired Avis for the following consideration ($000's):


     Cash consideration (i)                                                   $  367,200
     Issuance of approximately 4.6 million shares of Company
         common stock                                                            338,400
     ESOP liability (ii)                                                         100,900
                                                                               ---------
     Total pro forma acquisition cost                                            806,500
                                                                               ---------


     Fair value of net assets acquired:
         Historical book value of acquired company                               330,420


         Elimination of net assets (liabilities) not acquired or assumed:
              Deferred income taxes                                              (28,033)
              Other assets                                                        (9,614)
              Preferred stock - Avis                                              72,412
              Intangible assets - Avis                                          (503,037)
              Redeemable portion of common stock - ESOP                          295,465
              Unearned compensation - ESOP                                      (261,702)

     Fair value adjustments to assets acquired and liabilities assumed:
              Deferred income tax asset, net (iii)                                 5,200
              Property and equipment (iv)                                         57,976
              Investment in car rental operating company (v)                      62,743
              Accrued acquisition obligations (vi)                               (18,000)
                                                                              ----------
     Fair value of identifiable net assets acquired                                3,830
                                                                              ----------
     Intangible assets-Avis (vii)                                             $  802,670
                                                                              ==========

                                   SECTION A
                       HFS Incorporated and Subsidiaries
               NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET AND
                      STATEMENTS OF OPERATIONS (Continued)

A.   Acquisition of Avis: (continued)

     In connection with the Company's fair value allocation of net assets to the Car Rental Operating Company, the estimated net worth of the Car Rental Operating Company was valued at $75 million. Such net worth and corresponding company investment in the Car Rental Operating Company was allocated as follows:

     Historical net book value of car rental operating company   $   72,616
     Fair value adjustments to car rental operating company           2,384
                                                                 ----------
                                                                 $   75,000
                                                                 ==========

     The condensed balance sheet of the Car Rental Operating Company including fair value adjustments at June 30, 1996 is as follows:

     Vehicles                                                    $2,567,517
     Property and equipment                                         101,000
     Deferred tax asset                                             102,000
     Excess of cost over fair value of net assets acquired          154,000
     Debt                                                        (2,488,651)
     Property liability and property damage                        (215,135)
     Other, net                                                    (145,731)
                                                                 ----------
     Stockholders' Equity                                        $   75,000
                                                                 ==========

     HFS' investment in Car Rental Operating Company of $75 million represents the estimated value of its 100% interest in the Car Rental Operating Company at the date of acquisition and is accounted for under the equity method since HFS' control is temporary based on the planned IPO of Car Rental Operating Company. Upon completion of the IPO, the value of Car Rental Operating Company is expected to increase to $300 million (with the $225 million of IPO proceeds retained by the Car Rental Operating Company) with HFS' interest at 25% equal to $75 million, its current investment balance. If the results of the IPO do not confirm the preliminary purchase price allocation for the investment in Car Rental Operating Company, then such investment will be adjusted with a corresponding adjustment to goodwill.

(i) Cash consideration of $336.6 million was financed by the Second Quarter 1996 Offering.

(ii) The ESOP liability bears interest at LIBOR plus 20 basis points for a period commencing on the acquisition date to maturity which is primarily the earlier of three days after the sale of Company shares issued to the ESOP or the first anniversary of the acquisition.

(iii)The pro forma adjustment to deferred income taxes recorded in connection with the acquisition results from differences in the fair values of assets acquired and liabilities assumed and their respective income tax bases.

(iv) The adjustment to property and equipment is primarily attributable to the values ascribed to reservation equipment and related assets and to the Avis headquarters office in excess of historical cost.

(v) The adjustment to investment in car rental operating company reflects the net effect of push-down accounting adjustments which result in a $75 million fair value of the car rental operating company.

(vi) Accrued acquisition obligations consist of professional fees ($3.7 million), investment banker fees ($8.0 million) and filing fees and other ($6.3 million).

(vii)  Intangible assets retained by HFS consisting of the following:

                                                       (In Millions)
                                                       -------------
          Avis trademark                               $    400.0
          Reservation system and customer database          109.0
          Excess of cost over fair value of net
               assets acquired                              293.7
                                                       ----------
                                                       $    802.7
                                                       ==========
     Excess of cost over fair value of net assets acquired is as of June 30, 1996 and differs from the actual purchase price allocation at date of acquisition. That amount, which was valued at $317.6 million, was used as a basis for assumptions made in the pro forma statements of operations.

     The pro forma adjustments include the elimination of Avis stockholders' equity and the issuance of approximately 5.6 million shares of the Company's common stock to finance the acquisition.

                                                              Stockholders' Equity
                                              ---------------------------------------------
                                              Issuance of   Eimination of     Adjustment to
                                                Company     Stockholders'     Stockholders'
                                              Common Stk.      Equity            Equity
                                              ----------------------------------------------

Participating convertible preferred stock     $     --        $ 132,000       $(132,000)
Common stock ............................           46              290            (244)
Additional paid-in capital ..............      338,354          217,445         120,909
Retained earnings .......................           --           79,120         (79,120)
Treasury stock ..........................           --         (102,269)        102,269
Foreign currency equity adjustment ......           --            3,834          (3,834)
Redeemable portion of common stock ......           --               --              --
Unearned compensation ...................           --               --              --
                                             ---------        ---------       ---------
                                             $ 338,400        $ 330,420       $   7,980
                                             =========        =========       =========

B.   Car Rental Operating Company Operations:

     The pro forma  adjustments are comprised of the following:

                                                      For the Year           For the Six Months
                                                         Ended                      Ended
                                                   December 31, 1995           June 30, 1996
                                                   ------------------------------------------------
Historical income before taxes from Car Rental
     Operating Company........................                   $ 41,200                  $ 16,395
Adjustments to Car Rental Operating Company:
Elimination of historical expense associated with:
     Long-term incentive compensation plans
     eliminated in connection with the Avis
     Acquisition.............................      $  4,700                     $  3,549
     Depreciation and amortization...........        31,869                       15,337
Addition of pro forma expenses associated with:
     Depreciation and amortization (i)......        (18,279)                     ( 9,140)
     Increased financing costs.(ii).... ....         (8,004)       10,286         (3,556)     6,190
HFS Service Fee Adjustment:
     Service fees from franchised locations..       (18,366)                      (9,419)
     Reservation and information technology
     services................................        (9,700)                      (6,619)
     Gross royalty payment to HFS from
     Avis (iii).............................        (59,327)      (87,393)       (31,606)   (47,644)
Adjsuted income (loss) before taxes from
     car rental operating company..........                       (35,907)                  (25,059)
Provision (benefit) for income taxes......                        (14,819)                  (10,339)
Adjusted net income (loss) from car rental
     operating company.....................                       (21,088)                  (14,720)
HFS ownership percentage                                              25%                       25%
HFS: equity in earnings (loss) in car rental
     operating company.....................                      $ (5,272)                 $ (3,680)
                                                                 ========                  ========
(Other Revenue Adjustment):
     Elimination of historical interest income
     related to cash consideration portion of
     Avis Acquisition (iv)................                       $     --                  $   1,500
                                                                 ========                  =========

(i) The estimated fair value of Avis property and equipment intended to be retained by the car rental company is $101.0 million, comprised primarily of furniture, fixtures, and leasehold improvements, which is amortized on a straight-line basis over the estimated useful lives, which average seven years. Excess of cost over fair value of net assets acquired by the Car Rental Operating Company is valued at $154 million and is amortized on a straight- line basis over a benefit period of 40 years.

(ii) As a result of the merger between the Company and Avis,  approximately
$1 billion of tax-advantaged debt was repaid and replaced by a similar amount of non tax-advantaged debt. This resulted in an increase in interest rates, due to the loss of tax benefits from ESOP financing which were passed through from various lenders to Avis ($000's):

                                        For the Year Ended  For the Six Months
                                           December 31,       Ended June 30,
                                               1995                1996
                                        ------------------  ------------------
     Add current facilities...........       $ 129,472           $ 76,054
     Reverse former facilities.......         (121,468)           (72,498)
                                             ---------           --------
     Increased financing cost                $   8,004           $  3,556
                                             =========           ========

(iii) In connection with the Company's plan to dispose of approximately 75% of the Car Rental Operating Company, the Company will enter into franchise, information technology and other agreements to provide services to the Car Rental Operating Company based on terms to be determined. The royalty payment to be made to HFS from the Car Rental Operating Company for use of the Avis trademarks and tradename is calculated at 3.5% of the revenues generated by the Car Rental Operating Company which is the net royalty percentage the Company expects to receive as a result of a planned contractual arrangement with the Avis Car Rental Operating Company subsequent to the IPO. Such payment for the year ended December 31, 1995 and the six months ended June 30, 1996 is calculated as follows($000's):

                                        For the Year Ended  For the Six Months
                                           December 31,       Ended June 30,
                                               1995                1996
                                        ------------------  ------------------
Revenues generated by Car Rental
     Operating Company...............       $1,695,069          $ 903,016
Royalty percentage...................              3.5%               3.5%
                                             ---------           --------
Royalty payment to HFS...............       $  59,327           $  31,606
                                             =========           ========

(iv) The pro forma adjustment eliminates historical interest income on the portion of cash generated from the Second Quarter 1996 Offering which was used as consideration in the Avis Acquisition.

C.   Depreciation and amortization:

     The pro forma adjustment for depreciation and amortization is comprised of ($000's):

                                      For The Year     For the Six Months
                                         Ended             Ended
                                      December 31,        June 30,
                                          1995               1996
                                      -----------------------------
Elimination of historical
    expense .............            $ (19,683)        $  (9,905)
Property, equipment &
    furniture & fixtures                 5,909             2,954
Intangible assets .......               29,594            14,797
                                      --------          --------
Total ...................             $ 15,820          $  7,846
                                      ========          ========

     The estimated fair value of Avis' property and equipment intended to be retained by HFS is $96.0 million, comprised primarily of reservation equipment and related assets and to the Avis Headquarters office in excess of historical cost. Such property and equipment is amortized on a straight-line basis over the estimated benefit periods ranging from five to thirty years. Avis' intangible assets recorded by HFS (not applicable to car rental operating subsidiary) are comprised of the Avis trademark, a reservation system and customer database, and excess of cost over fair value of net assets acquired. The estimated fair value of Avis trademark is approximately $400 million and is amortized on a straight-line basis over a benefit period of 40 years. The estimated fair value of the reservation system and customer database are approximately 95.0 million and 14.0 million, respectively and are amortized on a straight-line basis over the periods to be benefit which are 10 years and 6.5 years, respectively.

     The excess of cost over fair value of net assets acquired applicable to the allocated porition of the business to be retained by HFS is estimated at approximately $317.6 million and is determined to have a benefit period of 40 years which is based on Avis' position as the second larges car rental system in the world, the recognition of its brand name in the car rental industry and the longevity of the car rental business.

D.   Income Taxes

     The pro forma adjustment to income taxes is comprised of ($000's):

                                      For the Year           For the Six Months
                                          Ended                   Ended
                                   December 31, 1995           June 30, 1996
                                   --------------------------------------------
Reversal of historical (provision)
benefit of:
     Pro forma provision prior to
       acquisition of Avis.......       $ (83,910)                 $ (48,253)
     Avis .......................          (4,100)                       (53)
Pro forma provision ............          113,686                     67,021
                                        ---------                  ---------
Total ..........................        $  25,676                  $  18,715
                                        =========                  =========

     The pro forma effective tax rates are approximately 1% higher than the Company's historical effective tax rates due to non-deductible excess of cost over fair vaue of net assets acquired to be recorded in connection with the acquisition of Avis. The pro forma provisions for taxes were computed using pro forma pre-tax amounts and the provisions of Financial Accounting Standards No. 109.

E.   Weighted average common and common equivalent shares outstanding

     The pro forma adjustment to weighted average shares reflects the Avis acquisition, which occurred on October 17, 1996 at an issuance price per share of $74.06, as if it took place at the beginning of the period presented; thus, the stock issuance is considered outstanding as of the beginning of the period for purposes of per share calculations.

F.   Estimated selling, general and administrative cost savings:

     In connection with HFS's acquisitions, HFS developed related business plans to restructure each of the respective acquired companies which will result in future cost savings subsequent to the acquisitions. HFS's restructuring plans in each case were developed prior to the consummation of the respective acquisitions and were implemented concurrent with the consummation of the acquisitions. Restructuring plans included the involuntary termination and relocation of employees, the consolidation and closing of facilities and the elimination of duplicative operating and overhead activities. Pursuant to HFS's specific restructuring plans, certain selling, general and administrative expenses may not be incurred subsequent to each acquisition that existed pror to consummation. In addition, there are incremental costs in the conduct of activities of the acquired companies prior to the acquisitions that may not be incurred subsequent to consummation and have no future economic benefit to HFS. The estimated cost savings that HFS believes would have been attained had its acquisitions occurred on January 1, 1995 and the related impact of such cost savings on pro forma net income and net income per share are not reflected in the pro forma consolidated statements of income, but are presented below ($000's):


For the year ended December 31, 1995:

                         Century   Coldwell   Century 21
                            21      Banker      NORS        Travelodge         ERA        Total
                         -------   ------    ------------   ----------     ----------   --------

Payroll and related...   $10,885   $10,682      $ 7,706        $ 1,110        $ 7,236   $ 37,619
Professional.........      2,693     1,500        1,486            154            387      6,220
Occupancy............      3,629        --        2,754            186          1,172      7,740
Other                      3,128    (1,517)       2,326            167          1,036      5,140
                         -------   -------      -------        -------        -------   --------
     Total...........    $20,334   $10,665      $14,272        $ 1,617        $ 9,831   $ 56,719
                         =======   =======      =======        =======        =======   ========




For the six months ended June 30, 1996:

                         Coldwell       Century 21
                          Banker           NORS        Travelodge       ERA       Total
                         --------       ----------     ----------     -------   ---------

Payroll and related...   $ 4,451        $ 2,424          $  25        $  222    $ 7,122
Professional.........      1,055            705              4            --      1,764
Occupancy............         --            603              4           102        709
Other                       (604)         1,069              4           157        626
                         -------        -------          -----        ------    -------
     Total...........    $ 4,902        $ 4,801          $  37        $  481    $10,221
                         =======        =======          =====        ======    =======


     The impact on pro forma net income and net income per share of the estimated SG&A cost savings are as follows:

                                      For the Year           For the Six Months
                                          Ended                   Ended
                                   December 31, 1995           June 30, 1996
                                   --------------------------------------------
Income before taxes, as reported...     $266,369                 $ 155,862
SG&A adjustments..................        56,719                    10,221
Income before taxes, as adjusted..       323,088                   166,083
Income taxes......................       138,928                    71,416
                                        --------                 ---------
Net income, as adjusted                 $184,160                 $  94,667
                                        ========                 =========

Net income per share (primary):
     Ad adjusted.................       $   1.34                 $    0.66
                                        ========                 =========

     As reported.................       $   1.10                 $    0.62
                                        ========                 =========

Net income per share (fully diluted):
     Ad adjusted.................       $   1.32                 $    0.66
                                        ========                 =========

     As reported.................       $   1.09                 $    0.62
                                        ========                 =========

                                   SECTION B
                        HFS Incorporated and Subsidiaries
                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                         EXCLUDING THE AVIS ACQUISITION



     The pro forma statements of operations for the year ended December 31, 1995 and the six months ended June 30, 1996 are presented as if the following transactions had occurred on January 1, 1995: (i) the May 31, 1996 acquisition of the common stock of Coldwell Banker Corporation ("Coldwell Banker") and the related contribution of Coldwell Banker's owned real estate brokerage offices (the "Owned Brokerage Business") to an independent trust (the "Trust") the ("Coldwell Banker Transaction"); (ii) the receipt of the proceeds from an offering of the Company's common stock (the CB Offering") to the extent necessary to fund the acquiition of Coldwell Banker and the related repayment of indebtedness and acquisition expenses: (iii) the acquisitions of: the six non-owned Century 21 regions ("Century 21 NORS") during the second quarter of 1996, the Travelodge franchise system, ("Travelodge") on January 23, 1996 and the Electronic Realty Associates franchise system ("ERA") on February 12, 1996 (collectively, the "Other Acquisitions"); and (iv) the February 22, 1996 issuance of $240 million of 4-3/4% convertible senior notes due 2003 to the extend such proceeds were used to finance the Other Acquisitions. The pro forma statement of operations for the year ended December 31, 1995 is also presented as if the August 1, 1995 acquisition of Century 21 Real Estate Corporation ("Century 21") and the acquisition by merger (the "CCI Merger") in May 1995 of Casino & Credit Services, Inc's. gambling patron credit information business, Central Credit Inc. ("CCI") had occurred on January 1, 1995.

     The acquisitions have been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been or will be recorded at their estimated fair values which are subject to further refinement, including appraisals and other analyses, with appropriate recognition given to the effect of current interest rates and income taxes. Management does not expect that the final allocation of the purchase price for the above acquisitions will differ materially from the preliminary allocations. The Company has entered into certain immaterial transactions which are not relfected in the pro forma statements of operations.

     The pro forma consolidated financial statements do not purport to present the financial position or results of operations of the Company had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The pro forma consolidated statements of operations do not reflect cost savings and revenue enhancements that management believes may be realized following the acquisitions. These savings are expected to be realized primarily through the restructuring of franchise services of the acquired companies as well as revenue enhancements expected through leveraging of the Company's preferred alliance programs. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that actually will be realized.

     The pro forma consolidated financial statements are based on certain assumptions and adjustments described in the Notes to Pro Forma Consolidated Balance Sheet and Statements of Operations and should be read in conjunction therewith and with the consolidated financial statements and related notes of the Company included in its 1995 Annual Report on Form 10-K and in its June 30, 1996 Quarterly Report on Form 10-Q, as amended and the financial statements and related notes of the acquired or to be acquired companies included elsewhere herein or previously filed in Current Reports on Form 8-K.

                                   SECTION B
                        HFS Incorporated and Subsidiaries
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1995
                    (In thousands, except per share amounts)

                                               Historical
                             -----------------------------------------
                                           Coldwell     Other Acquired       Pro Forma
                                HFS         Banker         Companies        Adjustments        Pro Forma
                             ---------------------------------------------------------------------------
Revenue
   Franchise ..........      $ 361,238     $  68,064    $ 128,233             $  25,950   (A)  $ 583,485
   Owned brokerage business         --       535,207           --              (535,207)  (B)         --
   Relocation services           8,204        75,866        6,514                    --           90,584
   Other ..............         43,541        20,264       29,848                (4,421)  (B)    89,232
                              --------      --------     --------              --------        ---------
     Total revenue ....        412,983       699,401      164,595              (513,678)         763,301
                              ========      ========     ========              ========        =========
Expenses
   Marketing and
     reservation ......        143,965            --       20,996                    --          164,961
   Selling, general and
     administrative ...         55,538        32,367      102,857                (4,500)  (C)    186,262
   Ramada license fee .         18,911            --           --                    --           18,911
   Owned brokerage.....             --       521,376           --              (521,376)  (B)         --
   Depreciation and
     amortization .....         30,857        22,425        8,483                 4,154   (D)     65,919
   Interest ...........         21,789         5,329        6,227                   970   (E)     34,315
   Relocation .........          3,783        62,439        4,881                    --           71,103
   Other ..............          3,235            --       14,757                  (399)  (F)     17,593
                              --------       -------     --------              --------        ---------
     Total expenses ...        278,078       643,936      158,201              (521,151)         559,064
                              --------       -------     --------              --------        ---------
Income before
   income taxes .......        134,905        55,465        6,394                 7,473          204,237
Provision for
   income taxes .......         55,175        24,385        3,542                   808   (G)     83,910
                             ---------     ---------    ---------             ---------        ---------
Net income ............      $  79,730     $  31,080    $   2,852                 6,665        $ 120,327
                             =========     =========    =========             =========        =========

Per Share Information
    (primary)
   Net income .........      $     .74                                                         $    0.96
                             =========                                                         =========
   Weighted average
     common and
     common equivalent
     shares outstanding        113,817                                          16,659     (H)  130,476
                               =======                                        ========          =======

Per Share Information
    (fully diluted)
   Net income .........      $     .73                                                         $    0.94
                             =========                                                         =========
   Weighted average
     common and
     common equivalent
     shares outstanding        115,654                                          16,659    (H)   132,313
                               =======                                         =======         ========

_______________

Note:Certain reclassifications have been made to the historical results of acquired companies to conform with the Company's classification.

See notes to pro forma consolidated balance sheet and statement of operations.

                                   SECTION B
                        HFS Incorporated and Subsidiaries
                 HISTORICAL CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1995
                    (In thousands, except per share amounts)

                                                 Other Acquired Companies
                             --------------------------------------------------------------------
                                                           Century 21
                               CCI (l)     Century 21 (1)      NORS        Travelodge       ERA       Total
                             -------------------------------------------------------------------------------
Revenue
   Franchise ..........      $      --       $ 53,992       $ 29,021          $ 18,361    $26,859   $128,233
   Relocation .........             --          6,514             --                --         --      6,514
   Other ..............          3,326         10,164            403                79     15,876     29,848
                              --------      --------        --------          --------    -------   --------
     Total revenue ....          3,326        70,670          29,424            18,440     42,735    164,595
                              ========      ========        ========          ========    =======   ========
Expenses
   Marketing and
     reservation ......             --         5,128           2,912            12,956         --     20,996
   Selling, general and
     administrative ...             --        47,232          22,851             2,648     30,126    102,857
   Depreciation and
     amortization .....            529         5,217             578                 8      2,151      8,483
   Interest ...........             --         2,904              54                --      3,269      6,227
   Relocation .........             --         4,881              --                --         --      4,881
   Other ..............          1,917         2,751              --                --     10,089     14,757
                              --------       -------        --------          --------    -------   --------
     Total expenses ...          2,446        68,113          26,395            15,612     45,635    158,201
                              --------       -------        --------          --------    -------   --------
Income (loss) before
   income taxes .......            880         2,557           3,029             2,828     (2,900)     6,394
Provision for
   income taxes .......            313         2,097              --             1,132         --      3,542
                             ---------     ---------       ---------         ---------    -------   --------
Net income ............      $     567     $     460       $   3,029         $   1,696    $(2,900)  $  2,852
                             =========     =========       =========         =========    =======   ========



NOTE: Certain reclassifications have been made to the historical results of acquired companies to conform with the Company's classification.

(1) Reflects results of operations for the period from January 1, 1995 to the respective date of acquisition.

See notes to pro forma consolidated balance sheet and statements of operations.

                                   SECTION B
                        HFS Incorporated and Subsidiaries
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Six Months Ended June 30, 1996
                    (In thousands, except per share amounts)

                                               Historical
                             -----------------------------------------
                                           Coldwell        Other (2)        Pro Forma
                                HFS        Banker(2)    Acquisitions      Adjustments        Pro Forma
                             ---------------------------------------------------------------------------
Revenue
   Franchise ..........      $ 240,135      $ 25,694      $  9,631         $  11,835      (A)  $ 287,295
   Owned brokerage business         --       235,625            --          (235,625)     (B)         --
   Relocation .............     15,179        34,159           719                --              50,057
   Other ..............         48,896         4,067         1,651                --              54,614
                              --------      --------      --------          --------           ---------
     Total revenue ....        304,210       299,545        12,001          (223,790)            391,966
                              ========      ========      ========          ========           =========
Expenses
   Marketing and
     reservation ......         75,491            --        1,134                 --              76,625
   Selling, general
     administrative ...         60,311        57,455        9,460            (41,804)     (C)     85,422
   Ramada license fee .         10,045            --           --                 --              10,045
   Owned brokerage.....             --       227,363           --           (227,363)     (B)         --
   Depreciation and
     amortization .....         23,405         9,021          421              5,130      (D)     37,977
   Interest ...........         14,574         3,155        1,493             (3,287)     (E)     15,935
   Relocation .........         10,184        27,530          641                 --              38,355
   Other ..............          6,892           512          764                 --               8,168
                              --------      --------     --------            --------          ---------
     Total expenses ...        200,902       325,036       13,913           (267,324)            272,527
                              --------      --------     --------           --------           ---------
Income (loss) before
   income taxes .......        103,308       (25,491)      (1,912)            43,534             119,439
Provision for
   income taxes .......         41,746       (10,432)          --             16,939      (G)     48,253
                             ---------     ---------    ---------          ---------           ---------
Net income ............      $  61,562     $ (15,059)   $  (1,912)         $  26,595           $  71,186
                             =========     =========    =========          =========           =========

Per Share Information
    (primary)
   Net income .........      $    0.51            --           --                              $    0.54
                             =========                                                         =========
   Weighted average
     common and
     common equivalent
     shares outstanding        125,229                                        10,936     (H)     136,165
                               =======                                      ========           =========

Per Share Information
    (fully diluted)
   Net income .........      $    0.51                                                         $    0.54
                             =========                                                         =========
   Weighted average
     common and
     common equivalent
     shares outstanding        126,275                                          10,936    (H)   137,211
                               =======                                         =======         ========

_______________

Note: Certain reclassifications have been made to the historical results of acquired companies to conform with the Company's classification.

(1) Reflects results of operations for the period from January 1, 1996 to the respective dates of acquisition.

See notes to pro forma consolidated balance sheet and statements of operations.

                                   SECTION B
                        HFS Incorporated and Subsidiaries
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Six Months Ended June 30, 1996
                    (In thousands, except per share amounts)


                             Century 21
                              NORS  (1      Travelodge (1)      ERA (1)          Total
                             ---------------------------------------------------------
Revenue
   Franchise ..........      $ 6,668          $   688           $ 2,275        $ 9,631
   Relocation .............       --               --               719            719
   Other ..............          449               --             1,202          1,651
                             -------          -------           -------        -------
     Total revenue ....        7,117              688             4,196         12,001
                             =======          =======           =======        =======
Expenses
   Marketing and
     reservation ......          681              453                --          1,134
   Selling, general
     administrative ...        6,885               99             2,476          9,460
   Depreciation and
     amortization .....          285               --               136            421
   Interest ...........            2               --             1,491          1,493
   Relocation .........           --               --               641            641
   Other ..............           --               --               764            764
                            --------         --------          --------       --------
     Total expenses ...        7,853              552             5,508         13,913
                            --------         --------          --------       --------
Income (loss) before
   income taxes .......         (736)             136            (1,312)        (1,912)
Provision for
   income taxes .......           --               --                --             --
                           ---------        ---------         ---------      ---------
Net income (loss)......    $    (736)       $     136         $  (1,312)      $ (1,912)
                           =========        =========         =========      =========


NOTE: Certain reclassifications have been made to the historical results of acquired companies to conform with the Company's classification.

(1) Reflects results of operations for the period from January 1, 1996 to the respective dates of acquisition.

See note to pro form consolidated balance sheet and statements of operations.

A.   Franchise revenue:

     The pro forma adjustment reflects the elimination of franchise revenue associated with discontinued Century 21 international based operations, the elimination of franchise revenue paid by the Century 21 NORS to Century 21 under sub-franchise agreements and the addition of franchise fees to be received under franchise contracts with owned brokerage offices upon contribution of the Owned Brokerage Business to the Trust. Pro forma adjustments to franchise revenue consists of the following:

                                        For the Year        For the Six Months
                                            Ended                  Ended
                                      December 31, 1995         June 30, 1996
                                      -----------------     ------------------
Eliminate:
     Discontinued operations.......     $    (57)                $      -
     Century 21 revenue included as
       Century 21 NORS SG&A.......        (4,500)                  (1,003)
Add:
     Franchise fees from Owned
       Brokerage Busines.........         30,507                   12,838
                                        --------                 --------
     Total......................        $ 25,950                 $ 11,835
                                        ========                 =======

     The franchise fees from the Owned Brokerage Business, which is based on the franchise contracts with the Trust, is calculated at approximately 5.7% of gross commissions earned by the Owned Brokerage Business on sales of real estate properties. Gross commissions earned by the Owned Brokerage Business were $535.2 million, $225.2 million for the year ended December 31, 1995 and for the six months ended June 30, 1996.

B.   Owned brokerage revenue and expenses:

     The pro forma adjustments reflect the elimination of revenue and expenses for Coldwell Banker's 318 formerly owned brokerage offices. The Company contributed the net assets of the Owned Brokerage Business to the Trust upon consummation of the Coldwell Banker acquisition. The free cash flow of the Trust will be expended at the discretion of the trustees to enhance the growth of funds available for advertising and promotion.

     The majority of Owned Brokerage Business expenses are directly attributable to the business. Based on the Company's due diligence of Coldwell Banker Corporation and subsidiaries ("CB Consolidated"), the Company determined that common expenses were allocated to the owned brokerage business based on a reasonable allocation method. Such allocations were based on the ratio of number of employees, the amount of space occupied and revenue generated relative to CB Consolidated in the aggregate and multiplied by corresponding common costs as appropriate to determine allocable expenses.

C.   Selling, general and administrative expense:

     The pro forma adjustments reflect the elimination of royalty payments made by the Century 21 NORS to Century 21 under sub-franchise agreements (offset against service fee revenue - See Note A) and the payment of Coldwell Banker stock options as a result of change in control provisions in connection with the acquisition of Coldwell Banker by HFS.

                                        For the Year        For the Six Months
                                            Ended                  Ended
                                      December 31, 1995         June 30, 1996
                                      -----------------     ------------------
     Franchise fees................     $  4,500                 $ 1,003
     Stock option expense..........           --                  40,801
                                        --------                 -------
     Total......................        $  4,500                 $41,804
                                        ========                 =======

D.   Depreciation and amortization:

     The pro forma adjustment for depreciation and amortization is comprised of ($000's):


For the year ended December 31, 1995:

                                    CCI                     Coldwell      Other
                                   Merger    Century 21       Banker    Acquisitions     Total
                                   -------------------------------------------------------------
Elimination of historical
     expense................       $ (529)   $ (5,217)      $(22,425)      $(2,737)     $(30,908)
Property, equipment &
     furniture & fixtures...          100         425          1,156           189         1,870
Information database.........         375          --             --            --           375
Intangible assets...........          289          --             --            --           289
Franchise agreements.......            --       1,628         11,712         2,917        16,257
Excess of cost over fair value
     of net assets acquired            --       2,912          8,675         4,684        16,271
                                   ------    --------       --------       -------       -------
Total                              $  235    $   (252)      $   (882)      $ 5,053       $ 4,154
                                   ======    ========       ========       =======       =======

For the six months ended June 30, 1996

                                   Coldwell      Other
                                    Banker    Acquisitions         Total
                                   --------------------------------------
Elimination of historical
     expense................       $(9,021)       $  (421)       $(9,442)
Property, equipment &
     furniture & fixtures...           578             --            578
Franchise agreements.......          5,856          1,458          7,314
Excess of cost over fair value
     of net assets acquired          4,338          2,342          6,680
                                   -------        -------        -------
Total                              $ 1,751        $ 3,379        $ 5,130
                                   =======        =======        =======

CCI Merger

     The estimated fair values of CCI's information data base, property and equipment and excess of cost over fair value of net assets acquired are $7.5 million, $1.0 million and $33.8 million, respectively, and are amortized on a straight-line basis over the periods to be benefited which are ten, five and forty years, respectively. The benefit periods associated with the excess cost over fair value of ent assets acquired were determined based on CCI's position as the dominant provider of gambling patron credit information services since 1956, its ability to generate oprating profits and expansion of its customer base and the longevity of the casino gaming industry.

Century 21

     The estimated fair values of Century 21 property and equipment, franchise agreements and excess cost over fair value of net assets acquired are $5.5 million, $33.5 million and $199.7 million, respectively and are amortized on a straight-line basis over the periods to be benefited which are seven, twelve and forty years, respectively. The benefit periods associted with the excess cost over fair value of net assets acquired were determined based on Century 21's position as the world's largest franchisor of residential real estate brokerage offices, the most recognized brnad name in the residentialr real estate brokerage industry and the longevity of the residential real estate brokerage business.

Coldwell Banker

     The estimated fair values of Coldwell Banker's property and equipment, (excluding land) of $16.7 million is amortized on a straight-line basis over the estimated beneit periods ranging from five to twenty-five years. Coldwell Banker's intangible assets are comprised of franchise agreements and excess of cost over fair value of net assets acquired. The franchise agreements with the brokerage offices comprising the Trust are valued independently of all other franchise agreements with Coldwell Banker affiliates. Franchise agreements within the Trust and independent of the Trust are valued at $218.5 million and $218.7 million, respectively and are amortized on a straight-line basis over the respective benefit periods of forty and thirty-five years, respectively. The benefit period associated with Trust franchise agreements was based upon a long history of gross commissions sustained by the Trust. The benefit period associated with Coldwell Banker affiliates franchise agreements was based upon the historical profitability of such agreements and historical renewal rates. The excess of cost over fair value of net assets acquired is estimated at approximately $347.0 million and is determined to have a benefit period of forty years, which is based on Coldwell Banker's position as the largest gross revenue producing real estate company in North America, the recognition of its brand name in the real estate brokerage industry and the longevity of the real estate brokerage business.

Other Acquisitions

     The estimated fair value of Other 1996 Acquisitions property and equipment aggregate $1.3 million and are being amortized on a straight-line basis over the estimate benefit periods ranging from five to twenty-five years.

     The estimated fair values of Other Acquisitions franchise agreements aggregate $61.0 million and are being amortized on a straight-line basis over the periods to be benefited, which range from twelve to thrity years. The estimated fair values of Other Acquisitions excess of cost over fair value of net assets acquired aggregate $187.4 million and are each being amortized on a straight-line basis over the periods to be benefited, which are forty years.

E.   Interest Expense

                                        For the Year        For the Six Months
                                            Ended                  Ended
                                      December 31, 1995         June 30, 1996
                                      -----------------     ------------------
Elimination of historical interest
  expense of Other Acquisitions
  and Century 21.................       $ (6,227)                 $ (1,493)
Reversal of Coldwell Banker.....          (5,329)                   (3,155)
Century 21......................           2,135                        --
Minority interest - preferred
  dividends.....................           1,796                        --
4-3/4% Notes...................            8,595                     1,361
                                        --------                   -------
Total                                   $    970                   $(3,287)
                                        ========                   =======

Century 21

     The pro forma adjustment reflects the recording of interest expense on $70 million of borrowings under the Company's revolving credit facility at an interest rate of approximately 6.0%, which is the variable rate in effect on the date of brorrowing. Borrowings represent the amount necessary to finance the initial cash of purchase price.

Coldwell Banker

     The pro forma adjustment reflects the reversal of interest expense relating to the following ($000's):


                                        For the Year        For the Six Months
                                            Ended                  Ended
                                      December 31, 1995         June 30, 1996
                                      -----------------     ------------------
Expense associated with the Owned
  Brokerage Business (i)...........          $  138              $  (179)
Expense associated with revolving
  credit facility borrowings which
  will be repaid with proceeds from
  offering (ii)...................            5,191                3,334
                                             ------              -------
Total..............................          $5,329              $ 3,155
                                             ======              =======

(i) HFS paid substantially all outstanding debt of Coldwell Banker Corporation and subsidiaries ("CB Consolidated") at the consummation date of the acquisition. Therefore, a determination as to the reasonableness of allocated CB Consolidated interest to the Owned Brokerage Business is unnecessary.

(ii) At the date of acquisition, HFS repaid $105 million of Coldwell Banker indebtedness, which represented borrowings under a revolving credit facility at a variable rate of interest (LIBOR plus a margin ranging from .5% to 1.25%).

Minority interest - preferred dividends

     The pro forma adjustment  represents  dividends on the redeemable  Series A
Adjustable  Rate  Preferred  Stock  of  Century  21.  Preferred   dividends  are
calculated based on an $80 million face value and a 4.9% dividend rate.

4-3/4% Notes

     The pro forma adjustment reflects interest and amortization of deferred financing costs related to the February 22, 1996 issuance of the 4-3/4% Notes (5.0% effective interest rate) to the extent that such proceeds were used to finance the acquisitions of ERA ($32.8 million), Travelodge ($39.3 million) and Century 21 NORS ($96.4 million).

Effect of a 1/8% variance in variable interest rates

     As mentioned above, interest expense was incurred on borrowings under the Company's revolving credit facility which partially funded the acquisition of Century 21. The Company recorded interest expense using the variable interest rate in effect on the borrowing date. The effect on pro forma net income assuming a 1/8% variance in the variable interest rate used to calculate interest expense is $26,000 for both the year ended December 31, 1995 and the six months ended June 30, 1996. The pro forma net income efffects of a 1/8% variance in the interest rate has no impact on earnigns per share for all periods presented.

F.   Other expenses

     The pro forma adjustment eliminates $399,000 of accounting, legal and other administrative expenses allocated to CCI which would not have been incurred by the Company.

G.   Income taxes

     The pro forma adjustment to income taxes is comprised of ($000's):

                                        For the Year        For the Six Months
                                            Ended                  Ended
                                      December 31, 1995         June 30, 1996
                                      -----------------     ------------------
Reversal of historical (provision)
benefit of:
     Company.....................       $(55,175)                $(41,746)
     CCI.........................           (313)                      --
     Century 21..................         (2,097)                      --
     Coldwell Banker............         (24,385)                  10,432
     Travelodge.................          (1,132)                      --
Pro forma provision.............          83,910                   48,253
                                        --------                 --------
     Total......................        $    808                 $ 16,939
                                        ========                 ========

     The pro forma effective tax rate approximates the Company's historical effective tax rate. The pro forma provision for taxes was computed using pro forma pre-tax amounts and the provisions of Statement of Financial Accounting Standards No. 109.

H.   Weighted average common and common equivalent share outstanding.

     The pro forma adjustment to weighted average shares consists of the following ($000's):


                                  Issuance          For the Year         For the Six Months
                                  Price Per            Ended                  Ended
                                    Share         December 31, 1995         June 30, 1996
                                  ---------       -----------------     ------------------
CCI (including dilutive impact
  of warrants) (1)............     $15.30                896                    --
Century 21 (2)...............      $49.88              2,334                    --
Coldwell Banker Offering (3)..     $59.99             12,506                10,307
Century 21 NORS (4)...........     $49.83                923                   629
                                                      ------                ------
Total........................                         16,659                10,936
                                                      ======                ======


(1)  Date of Acquisition, May 11, 1995
(2)  Date of Acquisition, August 1, 1995
(3)  Date of Acquisition, May 31, 1996
(4)  Date of Acquisition, April 3, 1996

     The unaudited Pro Forma Consolidated Statement of Operations is presented as if the acquisitions took place at the beginning of the period presented; thus, the stock issuances referred to above are considered outstanding as of the beginning of the period for purposes of per share calculations.

I.   Estimated selling, general and administrative cost savings:

     In connection with HFS' acquisitions, HFS developed related business plans to restructure each of the respective acquired companies which will result in future cost savings subsequent to the acquisitions. HFS' restructuring plans in each case were developed prior to the consummation of the respective acquisitions and were implemented concurrent with the consummation of the acquisitions. Restructuring plans included the involuntary termination and relocation of employees, the consolidation and closing of facilities and the elimination of duplicative operating and overhead activities. Pursuant to HFS' specific restructuring plans, certain selling, general and administrative expenses may not be incurred subsequent to each acquisition that existed pror to consummation. In addition, there are incremental costs in the conduct of activities of the acquired companies prior to the acquisitions that may not be incurred subsequent to consummation and have no future economic benefit to HFS. The estimated cost savings that HFS believes would have been attained had its acquisitions occurred on January 1, 1995 and the related impact of such cost savings on pro forma net income and net income per share are not reflected in the pro forma consolidated statements of income, but are presented below ($000's):


For the year ended December 31, 1995:

                         Century    Coldwell       Century 21
                            21       Banker           NORS        Travelodge       ERA       Total
                         -------    --------       ----------     ----------     -------   ---------

Payroll and related...   $10,885    $10,682        $ 7,706        $ 1,110        $ 7,236   $ 37,619
Professional.........      2,693      1,500          1,486            154            387      6,220
Occupancy............      3,628         --          2,754            186          1,172      7,740
Other                      3,128     (1,517)         2,326            167          1,036      5,140
                         -------    -------        -------        -------        -------   --------
     Total...........    $20,334    $10,665        $14,272        $ 1,617        $ 9,831   $ 56,719
                         =======    =======        =======        =======        =======   ========



For the six months ended June 30, 1996:

                         Coldwell       Century 21
                          Banker           NORS        Travelodge       ERA       Total
                         --------       ----------     ----------     -------   ---------

Payroll and related...   $ 4,451        $ 2,424          $  25        $  222    $ 7,122
Professional.........      1,055            705              4            --      1,764
Occupancy............         --            603              4           102        709
Other                       (604)         1,069              4           157        626
                         -------        -------          -----        ------    -------
     Total...........    $ 4,902        $ 4,801          $  37        $  481    $10,221
                         =======        =======          =====        ======    =======


     The impact on pro forma net income and net income per share of the estimated SG&A cost savings are as follows:

                                      For the Year           For the Six Months
                                          Ended                   Ended
                                   December 31, 1995           June 30, 1996
                                   --------------------------------------------
Income before taxes, as reported...     $204,237                 $ 119,439
SG&A adjustments..................        56,719                    10,221
                                        --------                 ---------
Income before taxes, as adjusted..       260,956                   129,660
Income taxes......................       105,426                    52,383
                                        --------                 ---------
Net income, as adjusted                 $155,530                 $  77,277
                                        ========                 =========

Net income per share (primary):
     Ad adjusted.................       $   1.23                 $    0.58
                                        ========                 =========

     As reported.................       $   0.96                 $    0.54
                                        ========                 =========

Net income per share (fully diluted):
     Ad adjusted.................       $   1.21                 $    0.58
                                        ========                 =========

     As reported.................       $   0.94                 $    0.54
                                        ========                 =========

J. Accrued acquisition liability:

     The Company has recorded liabilities for charges to be incurred in connection with the restructuring of acquired Century 21, Century 21 NORS, ERA and Coldwell Banker operations. These acquisitions were consummated in 1995 and 1996 and resulted in the consolidation of facilities, involuntary termination and relocation of employees, and elimination of duplicative operating and overhead activities. The following table provides details of these charges by type.


                                             Century 21                    Coldwell
                              Century 21        NORS          ERA           Banker
                              ----------     ----------     -------        --------
     Personnel related.....   $ 12,647       $ 1,720        $ 8,000        $ 4,237
     Facility related......     16,511         2,293          1,558          5,491
     Other costs                   990           711            501            211
                              --------       -------        -------        -------
         Total ............   $ 30,148       $ 4,724        $10,059        $ 9,939
                              ========       =======        =======        =======

     Terminated employees....      325


     Personnel related charges include termination benefits such as severance, wage continuation, medical and other benefits. Facility related costs include contract and lease terminations, temporary storage and relocation costs associated with assets to be disposed of, and other charges incurred in the consolidation of excess office space. As of June 30, 1996, approximately $23.7 million, $1.6 million, $3.3 million and $1.6 million were paid by Century 21, Century 21 NORS, ERA and Coldwell Banker, respectively and charged against the restructuring liability.



K.   Trust contribution:

     Included in HFS' historical SG&A for the six months ended June 30, 1996, is a $5 million charge associated with the Company's contribution of the Owned Brokerage Business to the Trust. The charge represents the fair value of the Owned Brokerage Business based upon a valuation which considered earnings, cash flow, assets and business prospects of the contributed business.